UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2015

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Address of Principal Executive Offices)
888-998-2468
(Registrant’s Telephone Number, Including Area Code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co., a Delaware corporation (the “Company”) held today, December 3, 2015, Michael H. Keown, President and Chief Executive Officer, and Isaac N. Johnston, Jr., Treasurer and Chief Financial Officer, made a presentation to the attendees. The Company announced that it is transitioning a portion of its purchases to vendor managed inventory (“VMI”) and proposes to phase in third-party logistics (“3PL”) by April 2016. In the remarks, the Company provided preliminary estimates of annualized cost savings associated with transitioning to 3PL and VMI of approximately $3.0 million and $1.0 to $1.5 million, respectively. Following the meeting and upon further review, the Company realized that the reported preliminary estimates were inaccurate. The Company’s actual preliminary estimates of annualized cost savings associated with transitioning to 3PL and VMI are approximately $2.3 million and $1.1 million, respectively. Further, the Company updated the estimated total range of annualized cost savings associated with its corporate relocation plan from $12.0 to $15.0 million to $14.0 to $18.0 million, if preliminary estimates of savings from 3PL and VMI, among other things, are realized.

In accordance with the General Instruction of B.2 of Form 8-K, the information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K, and will not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements contained in this report and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can often, but not always, be identified by the use of words like “anticipates,” “estimates,” “projects, ” “expects, ” “plans, ” “believes, ” “intends, ” “will, ” “assumes,” "aims," "on track," "target," "opportunity," "designed," "create," "predict," "project," "seek," “should,” "would," "could," "continue," "ongoing," "upside," "increases" and "potential," and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of the Company in realizing estimated savings from 3PL and VMI, the accuracy of the Company’s cost savings estimates, the timing and success of implementation of the Company’s corporate relocation plan, the capacity to meet the demands of the Company’s large national account customers, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in the Company's filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2015

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer